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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
and Shareholders of MetLife, Inc.:

We consent to the incorporation by reference in this Registration Statement of MetLife, Inc. on Form S-3 of our report dated February 9, 2001, appearing in the Annual Report on Form 10-K of MetLife, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York


June 7, 2001